Exhibit 99.1

Applied DNA Sciences Reports
Fiscal First Quarter 2016 Financial Results

Company To Hold Conference Call and Webcast Today at 4:30 PM Eastern Time

STONY BROOK, N.Y., February 10, 2016.Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA”) (Twitter: @APDN), a provider of DNA-based supply chain, anti-counterfeiting and anti-theft technology, product genotyping and product authentication solutions, announced financial results for the fiscal 2016 first quarter ended December 31, 2015.

“Our fiscal first quarter performance reflects continued penetration of near-term business verticals beyond textiles, our most mature vertical,” stated Dr. James A. Hayward, President and Chief Executive Officer of Applied DNA Sciences. “We are pleased to report revenue growth on a year-over-year basis, which was driven by orders from our Diagnostics and Asset Marking verticals and two government contract awards. As expected, seasonality of the cotton ginning season caused revenue to dip from the fiscal 2015 fourth quarter".

Dr. Hayward continued, “Our DNA-based solutions are applicable to multiple verticals; our momentum was sustained this quarter toward commercial deployment as part of our ongoing strategy to diversify our revenue base as our DNA-based security solutions for supply chains continued to gain traction. The textiles market affords us substantial opportunity and we are expanding our penetration of this market with additional brands and retailers that should translate to greater diversity of textile revenue than we achieved last year.”

First Quarter Financial Highlights:

•	Revenues increased 7% for the first quarter of fiscal 2016 to $1.32 million, compared with $1.24 million reported in the first quarter of fiscal 2015, and decreased 67% from the $4.0 million reported in the fourth fiscal quarter ended September 30, 2015.
•	The year-over-year increase in revenue is primarily attributable to DNA manufacturing for the diagnostic market, two ongoing government contracts and an increase in sales for asset and valuables marking. The sequential decrease in revenues resulted primarily from the seasonality of the cotton ginning season to the Company’s business.
•	Total operating expenses were $4.2 million, compared with $5.1 million in the prior year’s quarter, a decrease of approximately $815 thousand or 16%. The decrease in year-over-year total operating expenses is primarily attributable to a decrease in selling, general and administrative expense partially offset by increases in research and development expense of $194 thousand and depreciation and amortization expenses of $109 thousand.
•	Net loss for the quarter ended December 31, 2015 was $2.9 million, or $0.13 per share, compared with a net loss of $7.8 million, or $0.51 per share for the quarter ended December 31, 2014 and a net loss of $496 thousand, or $0.02 per share for the quarter ended September 30, 2015.
•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended December 31, 2015 was negative $2.2 million compared to a negative Adjusted EBITDA of $1.7 million for the same quarter last year and a positive Adjusted EBITDA of $213 thousand in the prior fiscal quarter due mainly to a number of non-recurring expenses of approximately $425,000 incurred during the quarter ended December 31, 2015. See below for information regarding non-GAAP measures.
•	Cash and cash equivalents as of December 31, 2015 totaled $12.4 million as compared to $7.3 million at September 30, 2015. The increase in cash balances is due primarily to the registered direct public offering and concurrent private placement conducted in the quarter that raised gross proceeds of approximately $8.75 million.
•	Net cash used in operating activities in the fiscal first quarter of 2016 was $2.7 million.This compares with $2.4 million the corresponding prior-year period.

Recent Highlights:

•	The Company was featured in a National Public Radio story, aired yesterday, entitled: “Cotton Sheet Conspiracy Brought Down by DNA Testing”. Listen at: http://kvpr.org/post/cotton-sheet-conspiracy-brought-down-dna-testing.

•	The Company announces the formation of a Strategic Advisory Board (SAB) that will provide guidance in specific market verticals. Initially, the SAB will be comprised of two former executives with decades of experience in the pharmaceutical field who will assist the Company in its entry into the pharmaceutical industry, and a globally recognized leader of a major energy utility, who will guide the Company’s expansion into the protection of critical infrastructure in power grids and railways.

•	On December 1, the Company announced that it had successfully completed a six-month development project funded by existing defense contracts to incorporate its SigNature® DNA technology into various conductive and non-conductive silicone elastomers. In addition, the project validated the embedding of the Company’s SigNature DNA in elastomers for commercial applications, such as those commonly used in the automotive, medical device and toy industries. Subsequent project stages aim for a full commercial launch of select DNA-embedded silicone rubber products.

•	The Company completed DNA marking of plastic master batches used for the generation of fibers in synthetic textiles. Related projects are underway in plastic colorants and molded products.

•	The Company expanded its PartnerProtect™ channel for print media. Completion of multiple pilots forms a cumulative experience that will accelerate delivery to an expanding customer base. Categories include tax stamps for a foreign country, secure labels for United States federal use, inkjet marking and food-grade and pharmaceutical labels.

•	The Company announces the expansion of its fiberTyping® business to a global marketplace. New customers include luxury European men’s and women’s apparel, top denim lines, outdoor and performance sportswear and apparel brands, and boutique and large retailers of premium pima products. These customers use fiberTyping to diagnose if they have a problem in their supply chain, with the opportunity to solve the problem by using SigNature T® tagging to ensure traceability from point-of-origin to point-of-sale.

•	The Company received Notice of Allowance from the US Patent Office for three additional patents, including an additional patent on the genotyping of mature cotton fibers and textiles.

•	On January 12, 2016, the Company announced that it had signed a Cooperative Research and Development Agreement (CRADA) with the United States Department of Agriculture (USDA). The Agreement is expected to enhance Applied DNA’s identification of cotton cultivars including the ability to identify key cultivars for specific cotton growing regions, including those with questionable labor practices.

•	On January 5, 2016, the Company announced a contract with a key distributor in Europe to provide its metal marking product to one of Europe’s leading electricity providers. The contract is for a period of two years with an option to extend for a third year and is estimated to be valued at between $130,000 and $260,000 per annum.

•	The Company’s Asset Protection Program has advanced westward from its Long Island headquarters to inclusion in four states, more than 250 communities and more than 100 law enforcement agencies. Future sales in this vertical will be supported by its relationship with Security Marketing Resources (SMR) of California.

•	Preparations are near complete to launch the Company’s SMR DNA Security Initiative for Asset Protection, with line of sight to 500 US security dealers and their 500,000+ commercial and consumer customers.

Dr. Hayward concluded, “Applied DNA remains well positioned to benefit from the large and growing demand for supply chain security and anti-counterfeiting solutions in fiscal 2016. Our pipeline of pilot projects is expected to continue to deepen the validation of our technology and drive much stronger fundamentals, as evidenced by our success in purifying cotton supply chains. We remain committed to growing the business in a disciplined, structured way that applies our financial resources to maximize returns. As we move to replicate recent successes across verticals with near-term drivers of growth, the growing awareness and interest we are receiving from the marketplace serves to further validate our value proposition and strategy.”

Fiscal 2016 First Quarter Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal 2016 first quarter results on Wednesday, February10, 2016 at 4:30 PM EST.To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

Reserve your conference call seat now at: http://dpregister.com/10079875. Conference call dial-in information will be provided upon completion of the registration process.

Live webcast: http://services.choruscall.com/links/apdn160202

Replay (available 1 hour following the conclusion of the live call):

•	Participant Toll Free: 877-344-7529
•	Participant Toll: 412-317-0088
•	Participant Passcode: 10079875
•	Webcast replay: http://services.choruscall.com/links/apdn160202

For those investors unable to attend the live call, a copy of the presentation is expected to be posted by end of business on February 10, 2016 and available under the “Investor Information” tab of the company’s web site.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) change in fair value of warrant liability, (ii) the loss on conversion of promissory notes, (iii) stock-based compensation and (iv) other non-cash expenses.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. SigNature® DNA describes the platform ingredient that is at the heart of all of our security and authentication solutions. SigNature DNA is at the core of a family of uncopyable products such as DNAnet®, our anti-theft product, SigNature® T, targeted toward textiles, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence and can be used to prosecute perpetrators. We are also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Applied DNA's common stock is listed on NASDAQ under the symbol APDN, and its warrants are listed under the symbol APDNW.

Forward Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 14, 2015, which are available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact:Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com

Sanjay M. Hurry, 212-838-3777, LHA, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210,sforman@dgicomm.com web: www.adnas.com

twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2015	September 30, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,382,907	$7,312,184
Accounts receivable, net of allowance of $7,140 at December 31, 2015 and September 30, 2015	3,923,997	3,929,517
Prepaid expenses and other current assets	187,355	293,351
Total current assets	16,494,259	11,535,052
Property, plant and equipment, net of accumulated depreciation of $955,765 at December 31, 2015 and $852,867 at September 30, 2015	561,912	572,107
Other assets:
Long term accounts receivables	1,500,000	1,500,000
Deposits	58,488	62,988
Goodwill	285,386	285,386
Intangible assets, net of accumulated amortization of $284,816 and $238,368 at December 31, 2015 and September 30, 2015, respectively	1,584,473	1,598,779
Total Assets	$20,484,518	$15,554,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,110,995	$2,385,006
Deferred revenue	57,526	282,050
Total current liabilities	2,168,521	2,667,056
Long term accounts payable	320,400	320,400
Total liabilities	2,488,921	2,987,456
Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2015 and September 30, 2015	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2015 and September 30, 2015	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2015 and September 30, 2015	—	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized at December 31, 2015 and September 30, 2015; 24,072,092 and 21,504,578 shares issued and outstanding as of December 31, 2015 and September 30, 2015, respectively	24,073	21,505
Additional paid in capital	232,539,203	224,186,760
Accumulated deficit	(214,567,679)	(211,641,409)
Total stockholders’ equity	17,995,597	12,566,856
Total Liabilities and Stockholders’ Equity	$20,484,518	$15,554,312

APPLIED DNA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2015	2014

Revenues	$1,324,114	$1,241,802
Operating expenses:
Selling, general and administrative	3,554,362	4,671,490
Research and development	471,934	278,288
Depreciation and amortization	218,346	109,726
Total operating expenses	4,244,642	5,059,504
LOSS FROM OPERATIONS	(2,920,528)	(3,817,702)
Other income (expense):
Interest income (expense), net	2,845	(31,875)
Other (expense) income, net	(8,587)	(3,685)
Loss on conversion of promissory notes	—	(980,842)
Loss on change in fair value of warrant liability	—	(2,994,540)
Net loss before provision for income taxes	(2,926,270)	(7,828,644)
Provision for income taxes	—	—
NET LOSS	$(2,926,270)	$(7,828,644)
Net loss per share-basic and diluted	$(0.13)	$(0.51)
Weighted average shares outstanding-
Basic and diluted	22,542,176	15,456,566

APPLIED DNA SCIENCES, INC.
CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Month Period Ended
	December 31,
	2015	2014	% Variance

Net Loss	$(2,926,270)	$(7,828,644)
Interest expense (income), net	(2,845)	31,875
Depreciation and amortization	218,346	109,726
(Gain) loss on change in fair value of warrant liability	-	2,994,540
Stock based compensation expense	455,110	1,998,524
Loss on conversion of promissory notes	-	980,842
Bad debt expense	10,000	2,779
Total non-cash items	680,611	6,118,286
Consolidated Adjusted EBITDA (loss)	$(2,245,659)	$(1,710,358)	31%

Three Month Period Ended
September 30,
2015

Net Loss	$(496,034)
Interest expense (income), net	(3,340)
Depreciation and amortization	136,496
(Gain) loss on change in fair value of warrant liability	-
Stock based compensation expense	562,933
Loss on conversion of promissory notes	-
Bad debt expense	13,246
Total non-cash items	709,335
Consolidated Adjusted EBITDA (loss)	$213,301